UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2010

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant’s telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Item 3.03 below is incorporated herein by reference.

Item 3.03                      Material Modification to Rights of Security Holders.

On October 15, 2010, the Board of Directors of J. C. Penney Company, Inc. (the “Company”) declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of Common Stock of 50¢ par value of the Company (the “Common Stock”). The dividend is payable to holders of record as of the close of business on October 25, 2010 and is payable in respect of each share of Common Stock upon certification by the New York Stock Exchange to the Securities and Exchange Commission that the Rights have been approved for listing and registration. The specific terms of the Rights are contained in the Stockholder Protection Rights Agreement, dated as of October 15, 2010 (the “Rights Agreement”), by and between the Company and Mellon Investor Services, LLC, as Rights Agent.

The Board of Directors authorized the adoption of the Rights Agreement, which has a one-year term, to promote fair and equal treatment of the Company’s stockholders in connection with any initiative to acquire control of the Company and in light of recent rapid accumulations of a significant percentage of the Common Stock. In general terms, the Rights restrict  any person or group from acquiring beneficial ownership of 10% or more of the outstanding Common Stock, or, in the case of any person or group that owns 10% or more of the outstanding Common Stock on the date of announcement of the Company’s entry into the Rights Agreement, any additional shares of Common Stock. The Company, its subsidiaries, employee benefit plans of the Company or any of its subsidiaries, and any entity holding Common Stock for or pursuant to the terms of any such plan, are excepted. In addition, any person or group who becomes the owner of 10% or more of the outstanding Common Stock solely as a result of a reduction in the number of shares outstanding due to any repurchase of shares by the Company would be permitted to acquire up to an additional 1% of the outstanding Common Stock. Finally, any person or group who, in connection with an agreement to merge with or acquire the Company, receives an option to acquire shares of Common Stock would be excepted. Any person or group who acquires shares of Common Stock in violation of these limitations is known as an “Acquiring Person.” For purposes of the Rights Agreement, beneficial ownership is defined to include ownership of options, warrants, convertible securities, stock appreciation rights, swap agreements or other securities, contract rights or derivative positions, whether or not presently exercisable.

The Rights will not prevent a takeover of the Company, but may cause substantial dilution to a person that acquires 10% or more of the Common Stock.

Following is a summary of the terms of the Rights Agreement. The following summary is qualified in its entirety by the full text of the Rights Agreement, which is attached as Exhibit 4.1 hereto and incorporated by reference herein.

The Rights. The Rights will initially trade with, and will be inseparable from, the Common Stock. The Rights will not be evidenced by separate certificates until they become exercisable. As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that each share of Common Stock will have a Right attached.

Exercise Price. Each Right will allow its holder to purchase from the Company one one-hundredth of a share of participating preferred stock (a “Preferred Share”) for $130 (or, in certain cases, securities of certain other entities), subject to adjustment in accordance with the terms of the Rights Agreement, once the Rights become exercisable. This portion of a Preferred Share will give the stockholder approximately the same dividend, voting, and liquidation rights as would one share of Common Stock. Prior to exercise, a Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights will separate from the Common Stock and become exercisable at the close of business on the 10th business day (or such later date as the Board of Directors may fix) following:

•	the first date of a public announcement by the Company that a person or group has become an Acquiring Person;

•	the date on which any Acquiring Person obtains beneficial ownership of more than 50% of the outstanding Common Stock; or

•	the date that any person or group commences a tender or exchange offer that, if consummated, would result in that person or group becoming an Acquiring Person.

The date when the Rights become exercisable is referred to as the “Separation Time.” After that date, the Rights will separate from the Common Stock and be evidenced by book-entry credits or by Rights certificates that the Rights Agent will mail to all eligible holders of Common Stock.

Consequences of a Person or Group Becoming an Acquiring Person.

Flip-in Feature. Prior to the expiration of the Rights, upon the earlier of (i) the first date of a public announcement by the Company that a person or group has become an Acquiring Person, or (ii) the date on which any Acquiring Person beneficially owns more than 50% of the outstanding Common Stock, each Right will constitute the right to purchase from the Company, upon the exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of Common Stock having an aggregate Market Price (as defined in the Rights Agreement) equal to twice the then-current Exercise Price for an amount in cash equal to the then-current Exercise Price. On such date, any Rights that are beneficially owned by any Acquiring Person (and such Acquiring Person’s affiliates or associates and, in each case, any transferee thereof) will become null and void.

Flip-over Feature. Prior to the expiration of the Rights, if there exists an Acquiring Person that controls the Board of Directors or beneficially owns 90% or more of the Common Stock, and the Company is involved in (i) a merger, consolidation or statutory share exchange (or enters into an agreement to undertake any of the foregoing) and either (a) such merger, consolidation or share exchange is with the Acquiring Person or any of its affiliates or associates, or (b) any term of such merger, consolidation or share exchange relating to the treatment of capital stock of the Company that is beneficially owned by the Acquiring Person is not identical to the terms of such transaction relating to capital stock that is beneficially owned by other holders, or (ii) a sale of more than 50% of the Company’s assets or earning power (each, a “Flip-over Transaction or Event”), each Right will constitute the right to purchase from the resulting entity, upon exercise of such Right in accordance with the Rights Agreement, that number of shares of common stock of such entity having an aggregate Market Price equal to twice the then-current Exercise Price for an amount in cash equal to the then-current Exercise Price.

Preferred Share Provisions.

Each one one-hundredth of a Preferred Share, if issued:

•	will not be redeemable;

•	will entitle holders to certain dividend and liquidation payments;

•	will generally have the same voting power as one share of Common Stock; and

•	if shares of Common Stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of Common Stock.

Exchange. After a Person becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding Common Stock, the Board of Directors may extinguish the Rights by exchanging one share of Common Stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Redemption. The Board of Directors may redeem the Rights for $0.01 per Right at any time prior to the Separation Time. The redemption price may, at the option of the Company, be paid in cash or in shares of Common Stock or other securities of the Company. If the Board of Directors redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, holders of Rights will only be entitled to receive the redemption price of $0.01 per Right. The redemption price will be adjusted in the event of a stock split or stock dividend with respect to the Common Stock.

Expiration. The Rights will generally expire on October 14, 2011. By a two-thirds vote of the independent directors, the Board of Directors can extend the expiration of the Rights for up to one year.

Anti-Dilution Provisions. The Board shall have the right to adjust, among other things, the Exercise Price, as well as the number of Preferred Shares issuable, and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Preferred Shares or Common Stock.

Amendments. The terms of the Rights Agreement may be amended by the Board of Directors prior to the Separation Time without the consent of the holders of the Rights. The Board of Directors may not amend the Rights Agreement after the Separation Time in a way that adversely affects the holders of the Rights.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibit 4.1	Stockholder Protection Rights Agreement, dated as of October 15, 2010, by and between J. C. Penney Company, Inc. and Mellon Investor Services, LLC, as Rights Agent.

Exhibit 99.1	J. C. Penney Company, Inc. Press Release, dated October 18, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:	/s/ Janet Dhillon Janet Dhillon Executive Vice President,
General Counsel and Secretary

Date:  October 18, 2010

EXHIBIT INDEX

Exhibit Number                                           Description

4.1	Rights Agreement, dated as of October 15, 2010, by and between J. C. Penney Company, Inc. and Mellon Investor Services, LLC, as Rights Agent.

99.1	J. C. Penney Company, Inc. Press Release, dated October 18, 2010.